EXHIBIT 99.1

PepsiCo Announces Leadership Appointments

PURCHASE, N.Y. – July 8, 2015 – PepsiCo, Inc. [NYSE: PEP] today announced a series of leadership appointments that support the company’s global business priorities and growth strategies.

“Our consistent focus on talent development has built a best-in-class leadership pipeline that is fueling our success and positioning PepsiCo well for sustainable long-term growth,” said PepsiCo Chairman and CEO Indra Nooyi. “Today’s appointments enable us to continue to elevate our next generation of talent to increasing levels of responsibility. This is essential to ensure our ability to better navigate complex operating conditions around the world and meet the changing needs of our business in the future.”

Hugh Johnston, executive vice president and chief financial officer, is being named vice chairman. He will continue to serve as CFO, as well as oversee the Quaker Foods North America business and PepsiCo’s global e-commerce organization. In addition, he will now have responsibility for the company’s global business and information solutions function, which provides information technology systems and solutions across PepsiCo.

The expansion of Johnston’s responsibilities comes as PepsiCo continues to preemptively address global trends that are reshaping the food and beverage industry. One such trend is the rise of the digitally connected consumer and the emergence of e-commerce as a new distribution channel. Putting the company’s information technology and e-commerce organizations under the oversight of a vice chairman will accelerate new solutions and further strengthen PepsiCo’s digital technology capabilities.

The move follows PepsiCo’s appointment of Mehmood Khan, executive vice president and chief scientific officer, to vice chairman earlier this year. In his role, Khan is focused on leading PepsiCo’s global sustainability agenda and identifying new ways to embed sustainable business practices across all facets of the company’s business. He continues to lead PepsiCo’s global Research & Development organization.

Additional Executive Changes

•	Eugene Willemsen, currently president, PepsiCo Lipton, has been named executive vice president, Global Categories & Franchise Management. He will be responsible for overseeing the company’s global beverages, global snacks and global nutrition groups, as well as its global franchise organization. Willemsen will also continue to oversee PepsiCo’s Lipton relationship.

•	Brian Newman, currently senior vice president and general manager, Global E-Commerce, has been named executive vice president, Global Operations. He will be responsible for global operations and supply chain, global procurement, productivity, global security, risk management and corporate strategy.

•	Laxman Narasimhan, currently CEO, Latin America Foods, has been named CEO, Latin America. He will now lead an integrated food and beverage business across the region, creating new opportunities to leverage the scale of PepsiCo’s complementary brand portfolio and enable greater synergies.

Narasimhan’s appointment accompanies a realignment of certain reportable segments of PepsiCo’s business that will begin in the third quarter of 2015. The company’s food and beverage businesses in Latin America will be combined and reported as Latin America, creating a Latin America segment consistent with PepsiCo’s other international segments, which are managed as integrated food and beverage businesses.

PepsiCo Americas Beverages will be renamed as North America Beverages, led by CEO Al Carey. In addition, Carey will play a broader role in the company as leader of its Center of Excellence on Customer Management.

PepsiCo’s Sub-Saharan Africa business, which is currently part of the Asia, Middle East and Africa division, will move to the Europe segment, which is renamed Europe Sub-Saharan Africa (ESSA). As a result, the Asia, Middle East and Africa segment (AMEA) will be renamed as Asia, Middle East and North Africa (AMENA). Ramon Laguarta will continue as CEO of ESSA, while Sanjeev Chadha will continue as CEO of AMENA.

Enderson Guimaraes, who previously had responsibility for many of the areas now overseen by Willemsen and Newman, has chosen to pursue an opportunity outside PepsiCo after four years with the company. Guimaraes had a positive impact on the business during that time, transforming the operating model across the company’s Europe business and helping to drive an aggressive productivity agenda.

Seasoned and Successful Leaders
“These executives are highly respected leaders across PepsiCo and they bring unique strengths to their new roles,” Nooyi said. “They each possess the strategic acuity, global mindset and operational know-how to succeed in today’s dynamic business environment, and they will play key roles in driving our business forward.”

Johnston was named CFO in 2010 and has more than 25 years with PepsiCo. In addition to providing strategic financial leadership as CFO, he is also responsible for the company’s global e-commerce organization and its Quaker Foods North America business. He joined PepsiCo in 1987 and has served in a variety of positions, including executive vice president, global operations; president, Pepsi-Cola North America; senior vice president, transformation; senior vice president and CFO, PepsiCo Beverages and Foods; and senior vice president, mergers and acquisitions. Johnston is also a member of the Systemic Risk Council, an independent group of experts committed to addressing regulatory and structural issues relating to systemic financial risk in the United States.

Willemsen joined PepsiCo in 1995 and has served as global president and general manager for the PepsiCo Lipton joint venture since 2014. He previously served as president for PepsiCo’s Southeast Europe business, overseeing both foods and beverages across 17 countries. Prior to that, he held a number of senior leadership positions across Europe, including senior vice president, commercial, PepsiCo Europe, and general manager of PepsiCo’s Northern European business unit. Willemsen is a global leader who has worked in the Netherlands, Switzerland and Turkey.

Newman has held finance and strategy leadership roles spanning many developed and developing markets during more than two decades with PepsiCo. Prior to being tapped to head PepsiCo’s global e-commerce team in 2014, Newman was senior vice president of corporate strategy. His previous roles include: chief financial officer and senior vice president of strategy, PepsiCo Greater China Region; treasurer, Pepsi Bottling Group; chief financial officer, PepsiCo Russia; chief financial officer and vice president of strategy, PepsiCo Canada; and vice president, business development, PepsiCo Europe.

Narasimhan was named CEO of PepsiCo Latin America Foods in 2014, responsible for the company’s foods businesses in Mexico, Brazil, Central America, South America and the Caribbean. He previously served as senior vice president and chief financial officer of PepsiCo Americas Foods. Prior to joining PepsiCo, Narasimhan was a director and head of McKinsey’s New Delhi Office. He worked with McKinsey for 19 years, including rotations in Cleveland, Tokyo, Toronto, San Francisco and New Delhi. He also co-led the firm’s Global Consumer and Shopper Insights Practice and led McKinsey’s research on the emerging market consumer.

Johnston, Khan, Willemsen, Newman, Narasimhan, Carey, Chadha and Laguarta all report to Nooyi.

About PepsiCo
PepsiCo products are enjoyed by consumers one billion times a day in more than 200 countries and territories around the world. PepsiCo generated more than $66 billion in net revenue in 2014, driven by a complementary food and beverage portfolio that includes Frito-Lay, Gatorade, Pepsi-Cola, Quaker and Tropicana. PepsiCo’s product portfolio includes a wide range of enjoyable foods and beverages, including 22 brands that generate more than $1 billion each in estimated annual retail sales.

At the heart of PepsiCo is Performance with Purpose – our goal to deliver top-tier financial performance while creating sustainable growth and shareholder value. In practice, Performance with Purpose means providing a wide range of foods and beverages from treats to healthy eats; finding innovative ways to minimize our impact on the environment and reduce our operating costs; providing a safe and inclusive workplace for our employees globally; and respecting, supporting and investing in the local communities where we operate. For more information, visit www.pepsico.com.

Contact:
Jay Cooney
VP, Corporate Communications
914-253-2777
jay.cooney@pepsico.com

Cautionary Statement
Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “objectives,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in the legal and regulatory environment; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; disruption of PepsiCo’s supply chain; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or changes to the retail landscape; any downgrade or potential downgrade of PepsiCo’s credit ratings; the ability to protect information systems against or effectively respond to a cybersecurity incident or other disruption; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates, including changes in currency exchange mechanisms or additional governmental actions in Venezuela; climate change, or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.